Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Prometheus Biosciences, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-254252) of Prometheus Biosciences, Inc., of our report dated March 9, 2022, relating to the consolidated financial statements, which appears in this annual report on Form 10-K.

/s/ BDO USA, LLP

San Diego, California

March 9, 2022